    As filed with the Securities and Exchange Commission on October 27, 1997.

                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                              IRT PROPERTY COMPANY
             (Exact name of registrant as specified in its charter)

                        ---------------------------------

         GEORGIA                                                     58-1366611
  (State or other jurisdiction of                                (I.R.S. Employer
   incorporation or organization)                             Identification Number)


                        ---------------------------------

                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339
                                 (770) 955-4406
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                        ---------------------------------

                              W. BENJAMIN JONES III
                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339
                                 (770) 955-4406
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                             RALPH F. MACDONALD, III
                                ALSTON & BIRD LLP
                               ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30909-3424
                                 (404) 881-7000

                        ---------------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        ---------------------------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                          Proposed Maximum          Proposed Maximum
  Title of Each Class of           Amount to be            Offering Price              Aggregate               Amount of
Securities to be Registered         Registered              Per Share (1)          Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock $1.00 par
value per share..........           1,000,000                  $12.03                 $12,030,000                $3,646
=================================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee; based upon 95% of the average of the high and low per share sale price of the Common Stock on the New York Stock Exchange on October 23, 1997, as reported by The Wall Street Journal.

                        ---------------------------------
PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRATION STATEMENT OF IRT PROPERTY COMPANY (FILE NO. 33- 65604) FILED UNDER THE SECURITIES ACT AND DECLARED EFFECTIVE ON JULY 6, 1993, AND CONSTITUTES COMPLIANCE WITH THE UNDERTAKINGS INCLUDED THEREIN.

===============================================================================

PROSPECTUS

                                                                     [IRT LOGO]

                              IRT PROPERTY COMPANY

                           DIVIDEND REINVESTMENT PLAN

                        1,000,000 SHARES OF COMMON STOCK

     The Dividend Reinvestment Plan (the "Plan") of IRT Property Company (the "Company") provides holders of its $1.00 par value common stock (the "Common Stock" or the "Shares") with a simple and convenient method of reinvesting cash dividends to purchase additional shares of Common Stock without fees of any kind at a 5% discount. All shareholders of record owning at least 100 Shares and all Plan participants as of the date of this Prospectus are eligible to join or continue to participate in the Plan, respectively.

     Participants in the Plan may elect:

     FULL DIVIDEND REINVESTMENT - Reinvest dividends on all shares of Common Stock held.

     PARTIAL DIVIDEND REINVESTMENT - Reinvest dividends on less than all shares of Common Stock held and continue to receive cash dividends on the other shares of Common Stock.

     Cash dividends on Shares held in the participant's account under the Plan are automatically reinvested to purchase additional shares of Common Stock. The amount of any dividend reinvested will be reduced if necessary to comply with any applicable United States federal income tax withholding requirements.

     Purchases of Shares under the Plan are made through the Agent, SunTrust Bank, Atlanta, from authorized but previously unissued shares of Common Stock. The price of Shares purchased by the Plan from the Company will be 95% of the average of the high and low sales prices of the Shares as reported by the New York Stock Exchange on the applicable dividend payment date (as more fully described herein, the "Market Price Average").

     This Prospectus relates to the offer and sale of up to 1,012,545 shares of Common Stock registered for purchase under the Plan (the "Offering"), including 1,000,000 shares of authorized and unissued Common Stock and 12,545 shares of previously authorized Common Stock subject to the Plan. IT IS SUGGESTED THAT YOU READ THIS PROSPECTUS CAREFULLY AND THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

     In order to maintain its qualification as a real estate investment trust for federal income tax purposes, the Company's Amended and Restated Articles of Incorporation impose various restrictions relating to the transfer and ownership of its capital stock, including, among other things, certain limitations on the number of shares of capital stock that may be owned by any single person or affiliated group. See "Description of Company Capital Stock."

                            -------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------



                 THE DATE OF THIS PROSPECTUS IS OCTOBER 27, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information filed electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document. For further information pertaining to the Company and the Common Stock, reference is made to such Registration Statement and the schedules and exhibits thereto, which may be inspected without charge at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "IRT." Reports, proxy statements, and other information concerning the Company may be inspected and copied at prescribed rates at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Certain financial and other information relating to the Company is contained in the documents indicated below under "Documents Incorporated by Reference."

         SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain matters discussed under the caption "The Company" and elsewhere in this Prospectus and the information incorporated by reference herein, including, without limitation, demographic projections, and strategic initiatives, may constitute forward-looking statements for purposes of the Securities Act and the Exchange Act, and as such may involve known and unknown risks. Uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause the actual results, performance or achievements of the Company to differ materially from the Company's expectations are disclosed or incorporated by reference in this Prospectus ("Cautionary Statements"), including, without limitation, those statements made in conjunction with the forward-looking statements included herein. All written and verbal forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Company's Form 10-K/A, filed on March 26, 1997;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1997;

     (c) The Company's Current Reports on Form 8-K dated January 14, January 17, July 1 and August 15, 1997; and

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B, dated July 16, 1979, including all amendments or reports filed for the purpose of updating such description.

     Each document filed subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

     The Company will furnish without charge to each person to whom this Prospectus is delivered (including any beneficial owner), upon his or her oral or written request, a copy of any or all of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into any of the documents incorporated by reference). Requests should be directed to W. Benjamin Jones III, Executive Vice President, IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, telephone number (770) 955-4406.

                                   THE COMPANY

     The Company is an owner, operator and redeveloper of neighborhood and community shopping centers. Founded in 1969 and based in Atlanta, Georgia, IRT is a self-administered and self-managed real estate investment trust ("REIT"), with acquisition, development, redevelopment, financing, property management and leasing capabilities. In order to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), the Company must satisfy various tests, including tests related to the source and amount of its income, the nature of its assets, and its stock ownership. See "Description of Company Capital Stock" and "Certain Federal Income Tax Considerations Applicable to REITs."

     The Company focuses on neighborhood and community shopping centers, primarily in the Southeastern United States; however, the Company will consider portfolio acquisitions in other regions under circumstances which will allow it to establish and maintain a regional presence. Such focus allows and will allow the Company to establish and maintain strong working relationships with major national and regional retailers which serve such present and future regional markets. The Company's leading tenants include supermarkets such as Publix, Kroger, Winn-Dixie, Delchamps, Harris Teeter and Food Lion; drug stores such as CVS, Eckerd and Rite Aid; and national retailers such as Wal-Mart and Kmart. The Company conducts its operations in order to qualify as a REIT under the Code. The Company's principal executive offices are located at 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, and its telephone number is (770) 955-4406.

                             DESCRIPTION OF THE PLAN

     The Plan, which included 100,000 shares of Common Stock when originally adopted, became effective on August 9, 1982. The Plan was subsequently amended to increase to a total of 2,200,000 shares of Common Stock which may be issued under the Plan. All amendments to the Plan as of the date of this Prospectus have been incorporated herein and the provisions of the Plan, as amended, are set forth below.

1.   PURPOSE

     The purpose of this Plan is to provide owners of the Company's Common Stock with a simple and convenient method of reinvesting dividends and other distributions paid in cash ("dividends") in additional shares of Common Stock at a 5% discount from current market value and without payment of any brokerage commissions or service charges on purchases of such Shares. Since dividends will be paid on all whole and fractional Shares acquired under the Plan, you will have full earning power on your investment without delay. As additional shares of Common Stock are purchased from the Company, the Company will receive additional funds which will be used for its general corporate purposes.

2.   ADVANTAGES OF THE PLAN

     - You may have cash dividends on all or a designated portion of your shares of Common Stock automatically reinvested in additional shares of the Company's Common Stock.

     - The price of Shares purchased with reinvestment dividends will be 95% of the Market Price Average of the Common Stock as more fully explained in Section 5, "Price of Shares."

     - No commissions or service charges will be paid by you in connection with purchases of Shares under the Plan.

     - Your funds will be fully invested because the Plan permits the holding of fractional and whole Shares.

     - You will avoid the need for safekeeping of Share certificates for Shares credited to your account under the Plan.

     - Regular statements from the Agent, reflecting all current activity, including purchases and latest balance and, if applicable, amounts withheld in conformity with any United States federal income tax requirements, will simplify your personal record keeping.

3.   ADMINISTRATION

     SunTrust Bank, Atlanta (the "Agent") will administer the Plan and make purchases of Shares as Agent for participants. The Agent will keep a record of each participating shareholder's Plan activity and send a statement of account following each dividend reinvestment date.

     The Agent shall establish a separate individual account for each participant. All reinvested funds received by the Agent shall be credited to the individual account of each participant in the amount to which each such participant is entitled. Such reinvested funds will be invested in the purchase of additional Shares for Plan accounts by the Agent.

4.   SHAREHOLDER PARTICIPATION

     A.  Shareholders of Record

     All Company shareholders of record owning at least 100 Shares, as well as shareholders participating in the Plan as of the date of this Prospectus, are eligible to participate and may join the Plan by signing an Authorization Card and returning it to the Agent. A postage paid return envelope is provided for this purpose. When shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign in their respective capacities shown on their certificates.

     Enrollment in the Plan will commence upon review and acceptance by the Agent of a properly executed Authorization Card. However, as more fully described herein, the reinvestment of a participant's Common Stock dividends may not necessarily commence immediately upon the participant's enrollment in the Plan.

     You may obtain an Authorization Card at any time by writing either the Company or the Agent, as follows:

           IRT Property Company                              SunTrust Bank, Atlanta
           200 Galleria Parkway                              IRT Dividend Reinvestment Plan
           Suite 1400                        or              P.O. Box 4625
           Atlanta, Georgia  30339                           Atlanta, Georgia  30302
           (770) 955-4406                                    (404) 588-7822


     Partial participation in the Plan by a shareholder of record is possible. If you are a shareholder of record and you want to reinvest the dividends on only some of your Shares, you must sign the Authorization Card and indicate under "Partial Dividend Reinvestment" the number of Shares on which dividends are to be reinvested rather than paid. However, dividends on Shares purchased with reinvested dividends shall be applied to the purchase of additional shares of Common Stock. The Company reserves the right to amend, modify, suspend or terminate the Plan or participation therein, in whole or in part, or in regard to any or all participants, at any time for any reason, as more fully described in Section 15, "Amendment, Modification, Suspension, Termination and Interpretation of the Plan."

     Dividends paid on whole and fractional Shares held by the Agent for your account in the Plan will be reinvested automatically based upon your designations on the Authorization Card.

     Shareholders of record may join the Plan or change their reinvestment options under the Plan at any time by delivery of an Authorization Card to the Agent. If the signed Authorization Card is received by the Agent on or prior to the record date for the next dividend payment, reinvestment of your dividends will begin with the next dividend payment. If the Authorization Card is received after that record date, reinvestment of your dividends will begin with the second succeeding dividend payment.

     Shareholders who intend to enroll all of their Shares in the Plan and who have received more than one Authorization Card as a result of such shares being registered in different names or addresses must return all such Authorization Cards. Shareholders may consolidate their accounts by so advising the Agent of their intent in writing and completing any requirements specified by the Agent.

     An Authorization Card will not be accepted from or on behalf of any shareholder who the Company or the Agent has reason to believe is not eligible to participate in the Plan.

     B.  Nominees for Beneficial Owners

     Only shareholders of record may participate in the Plan. A beneficial owner of Shares that are held of record by a nominee may participate in the Plan only by causing the Shares to be transferred directly into the name of such beneficial owner or by causing the nominee to enroll on behalf of such beneficial owner.

     Any shareholder of record that is a nominee for others who wish to participate in the Plan must certify to the Company the name and address of (and number of Shares held for) each beneficial owner on whose behalf such participation is authorized and agree to advise the Company of such beneficial owner's underlying ownership of Shares registered in its name from time to time.

     Confirmation of purchases and statements of account under the Plan, annual and other reports, and other communications from the Company generally will be directed to the address of the shareholder of record, although the Company may also elect to send additional copies of reports and various shareholder communications to the underlying beneficial owners.

5.   PRICE OF SHARES

     The Market Price Average, which is the purchase price per Share purchased by you under the Plan from your reinvestment dividends on any dividend payment date, will be 95% of the average high and low sale prices of the Common Stock, based on consolidated trading of the Common Stock as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of the New York Stock Exchange listed securities, on the applicable dividend payment date. If there is no such trading in the Common Stock on this date, the purchase price per Share shall be determined by the Company at 95% of those market quotations as the Company shall deem appropriate, which ordinarily would be the average high and low sale prices on the most recent day on which there had been such trading prior to the dividend payment date. No Shares will be sold by the Company to participants in the Plan at less than the par value of such shares.

6.   PURCHASES

     Shares acquired from the Company pursuant to the Plan will be purchased for the accounts of the participants as of the close of business on the dividend payment date. For the purpose of making purchases, the Agent will commingle each participant's funds with those of all other participants. Purchases of Company Shares for the accounts of the participants shall be made solely by and through the Agent.

     The number of Shares purchased for you will depend on the amount of your dividends and the purchase price per Share. Your account will be credited with that number of Shares, including fractions computed to three decimal places, equal to your total amount to be invested divided by the applicable purchase price per Share.

     Historically, cash dividends on Company Shares have been paid on March 1, June 1, September 1 and December 1 of each year; however, no assurance can be given that such cash dividends will be paid or, if paid, as to the amount thereof. The record dates of such dividends are generally set during the month prior to the dividend payment date. Participants will become record shareholders of Shares purchased on their behalf pursuant to the Plan and will not become entitled to receive cash dividends thereon until the dividend record date following the date of purchase of such Shares.

     Optional cash purchases are not permitted under the Plan at this time.

7.   COSTS

     There are no out-of-pocket costs to participants in connection with purchases under the Plan. All costs of administration of the Plan are to be paid by the Company and there are no brokerage fees or commissions on Shares purchased under the Plan.

8.   REPORTS TO PARTICIPANTS

     After each purchase under the Plan, you will receive a statement of your account from the Agent. These statements are your continuing record of current activity and should be retained for tax purposes. In addition, you will continue to receive copies of the various other communications sent to holders of the Common Stock, including the Company's interim reports, annual reports, the notice of annual meeting proxy statement and the information you will need for reporting your dividend income for Federal income tax purposes. PARTICIPANTS ARE URGED TO KEEP ALL PLAN ACTIVITY STATEMENTS IN THEIR PERMANENT RECORDS FOR INCOME TAX PURPOSES.

9.   CERTIFICATES FOR SHARES

     Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will not be issued to you for Shares credited to your account unless you request the Agent in writing to do so or unless your account is terminated. The number of Shares credited to your account under the Plan will be shown on the statements of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

     At any time, you may request in writing that the Agent send you a certificate for all or part of the whole Shares credited to your account. This request should be mailed to: SunTrust Bank, Atlanta, IRT Dividend Reinvestment Plan, P.O. Box 4625, Atlanta, Georgia 30302. Any remaining whole and fractional Shares will continue to be credited to your account.

     Accounts under the Plan are maintained in the name in which your Shares are registered at the time you enter the Plan. Consequently, certificates for whole Shares purchased under the Plan will be similarly registered when issued to you upon your request. Should you want these Shares registered and issued in a different name, you must so indicate in a written request. This would constitute reregistration, and you would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

     Shares credited to your account under the Plan may not be pledged or assigned and any such purported pledge or assignment will be void. If you want to pledge or assign such Shares, you must request that a certificate for such Shares be issued in your name.

     Certificates for fractional Shares will not be issued under any circumstances, and, upon termination of your participation in the Plan, as discussed below, you will receive the value of such fractional Shares based upon the closing price of the Company's Common Stock, as reported on the New York Stock Exchange, on the last trading date prior to the date on which the Agent receives written notice of your termination (the "Fractional Share Price"). For all purposes, including, without limitation, federal income tax purposes, the receipt of cash in lieu of fractional shares from the Agent under any circumstances will be treated as a sale of such fractional shares in the open market.

10.  WITHDRAWAL FROM THE PLAN

     You may cease participating in the Plan at any time by written notice to the Agent. Such notice should be addressed to: SunTrust Bank, Atlanta, IRT Dividend Reinvestment Plan, P.O. Box 4625, Atlanta, Georgia 30302.

     Following the withdrawal of a participant, such participant's Shares may not remain on deposit with the Agent. Upon withdrawal you may elect to receive:
(a) Share certificates for whole Shares held for your account in the Plan, plus a check for the value of any fractional Shares, based upon the Fractional Share Price; or (b) a check for: (i) the proceeds from the sale of all whole Shares held for your account, based upon the actual market price received by the Agent for such Shares, less any brokerage fees or commissions and any applicable transfer tax, and

(ii) the value of all fractional Shares held for your account, based upon the Fractional Share Price. With respect to whole shares sold by the Agent on your behalf, the sale will be made for your account within ten business days after receipt of your request for withdrawal.

11.  RIGHTS, OFFERINGS, SHARE SPLITS AND SHARE DIVIDENDS

     In the event that the Company makes available to its Shareholders rights to subscribe for additional Shares or other securities, participants will receive rights based upon the total number of full Shares that he owns, both certificate Shares and Shares held by the Agent pursuant to the Plan.

     Any Shares distributed as a result of a dividend of Shares on, or a split of Shares of, Shares held by and in the name of the Agent for the accounts of participants under the Plan will be retained by the Agent and credited proportionally to the accounts of all participants in the Plan.

12.  VOTING OF SHARES

     A proxy will be sent to you, as a shareholder of record, in connection with any annual or special meeting of shareholders. This proxy will apply to all Shares, including fractional Shares, registered in your name, if any, as well as to all Shares, including fractional Shares, credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

     If the proxy card is returned signed, and no voting instructions are given with respect to any item thereon, all of the participant's Shares will be voted in accordance with the recommendation of the Company's management. This is the same procedure that is followed for all shareholders who return proxies and do not provide instructions. If the proxy card is returned unsigned, none of the participant's Shares will be voted.

13.  SALES AND TRANSFERS OF SHARES

     If you dispose of all Shares registered in your name, your account will be terminated and the Agent will deliver to you a certificate representing the number of whole Shares credited to you under the Plan, and a check for the value of any fractional Share. If you are reinvesting the cash dividends on all of the Shares registered in your name and you dispose of a portion of such Shares, the Agent will continue to reinvest dividends on the remainder of the Shares registered in your name.

     If you have directed the Agent to reinvest dividends on a number of the Shares specified in your Authorization Card and to remit cash dividends to you on the remainder of your Shares, and you dispose of a portion of your Shares, the Agent will continue to reinvest dividends on the number of Shares specified on your Authorization Card, or on all of your Shares if that number is less than that specified on the Authorization Card.

     For example, if you directed the Agent to reinvest dividends on 50 Shares of a total of 100 Shares registered in your name, and then you dispose of 25 Shares, the Agent would remit cash dividends on 25 Shares and would continue to reinvest cash dividends on the remaining 50 Shares. If, instead, you disposed of 50 or more Shares, the Agent would reinvest dividends on all your remaining Shares. In any event the Agent will continue to reinvest all dividends on Shares which it continues to hold for your account.

14.  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO PLAN PARTICIPANTS

     The issuance of Shares for your account as a participant in the Plan will be treated for federal income tax purposes as a distribution to you of an amount equal to the fair market value of the whole and fractional Shares credited to your account on the dividend payment date. When your dividends are reinvested to acquire shares of Common Stock (including any fractional Share), you will be treated as having received a taxable dividend equal to the amount of reinvested dividends plus the amount of the purchase price discount. For example, if dividends of $95 are reinvested under the Plan to acquire shares of Common Stock with a fair market value of $100, the amount of taxable dividend will be $100. The initial tax basis of a share of Common Stock you acquire with reinvested dividends will equal the amount of the dividend represented by the Share, i.e., the Share's purchase price plus the purchase price discount. The proper statements for tax reporting purposes will be provided annually to each participant by the Agent.

     So long as the Company continues to qualify as a REIT under the Code, the distribution will be taxable under the provisions of the Code applicable to REITs and their shareholders pursuant to which distributions may be taxed, in whole or in part, as capital gain, ordinary income or return of capital. See "Description of Company Capital Stock" and "Certain Federal Income Tax Considerations Applicable to REITs."

     The tax basis of the whole or fractional Shares credited to a participant's account will be an amount equal to the fair market value of such Shares or fractions thereof on the dividend payment date, and the holding period for such whole or fractional Shares will begin on the following day.

     A participant will recognize a gain or loss when shares of Common Stock acquired pursuant to the Plan are sold or exchanged by the participant, or upon the participant's receipt of a cash adjustment in lieu of a fractional Share. The amount of such gain or loss will be the difference between the amount which the participant receives for the Shares, or fraction of a Share, and the participant's tax basis thereof.

     For United States federal income tax purposes, the Company is subject to requirements that a portion of any dividend payable to certain foreign shareholders, and possibly United States shareholders for whom withholding requirements are applicable, be withheld and paid to the Internal Revenue Service for the account of such shareholders. The amount of any cash distribution reinvested for any participant in the Plan will in each case be after any reduction necessary to comply with any applicable federal income tax withholding requirements with respect to such participant. Statements confirming purchases made for any such participant will indicate the amount of tax withheld.

     The foregoing is a summary of the principal federal income tax consequences generally applicable to Plan participants. Shareholders are urged to consult with their own tax advisers prior to joining the Plan with respect to the federal, state, local and foreign tax consequences applicable to participation in the Plan.

15. AMENDMENT, MODIFICATION, SUSPENSION, TERMINATION AND INTERPRETATION OF THE PLAN

     The Company reserves the right to amend, modify, suspend or terminate the Plan or participation therein, in whole or in part, or in regard to any or all participants, at any time, provided such action has no retroactive effect that would prejudice the interest of participants. All participants will be sent written notice of any such amendment, modification, suspension or termination. If the Plan or participation therein is terminated in whole or in part by the Company, the whole Shares credited to the account of each affected participant, and payment for any fractional Shares, will be distributed to such participant. The amount of any fractional Share payment shall be calculated by the Agent. In the event of suspension of the Plan by the Company, dividends payable on participating Shares after the effective date of suspension will be paid to the participants by check or in such other manner as may be specified by the Company. No modification of the Plan will affect your right to receive a certificate for your whole Shares (and appropriate proceeds for any fractional Share) held in the Plan upon your withdrawal from the Plan.

     The Company reserves the right to amend, modify, suspend or terminate the Plan or participation therein, in whole or in part, or in regard to any or all participants, at any time for any reason, including, without limitation, any actions by the Company to ensure its ability to qualify as a REIT under the relevant provisions of the Code and any actions to prevent the Plan or a shareholder's participation therein from being uneconomic or inefficient for the Agent to administer.

     The Company and the Agent also reserve the right to interpret the terms and conditions of the Plan.

16.  RISKS OF MARKET PRICE FLUCTUATIONS

     A participant's investment in Shares purchased under the Plan is recognized as being no different from any investment in Shares directly held. Accordingly, neither the Company nor the Agent can assure a profit or protect participants against a loss on Shares purchased under the Plan, and each participant shall bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to Shares purchased under the Plan.

17.  LIMITATIONS ON LIABILITY OF THE COMPANY

     Neither the Company nor the Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices at which the Shares are purchased for a participant's account and the times when such purchases are made, or (c) any fluctuation in the market value after the purchase of Shares.

18.  INQUIRIES REGARDING THE PLAN

     All inquiries concerning the Plan should be directed to the Agent. A participant should include in all correspondence his or her shareholder account number, taxpayer identification number (Social Security Number), and a day-time telephone number where he or she may be contacted during normal working hours to facilitate a prompt response.

19.  GOVERNING LAW

     The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Georgia.

                                 USE OF PROCEEDS

     The Company intends to add any proceeds it receives from sales of its Shares pursuant to the Plan to the general funds of the Company to be available for general corporate purposes.

                      DESCRIPTION OF COMPANY CAPITAL STOCK

     This summary of certain terms and provisions of the Company's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Company's Amended and Restated Articles of Incorporation (the "Articles") and the Company's By-laws (the "By-Laws"), as amended.

     The Company is authorized to issue an aggregate of 75,000,000 shares of Common Stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). As of September 30, 1997, there were 32,225,379 shares of Common Stock issued and outstanding held by approximately 3,100 shareholders of record. All outstanding shares of Common Stock are fully paid and nonassessable. As of September 30, 1997, there were no shares of Preferred Stock issued and outstanding.

COMMON STOCK

     General. Shareholders of the Company do not have preemptive rights. Shareholders of record are entitled to cast one vote for each Share held on all matters presented for a vote of shareholders. Cumulative voting for the election of directors is not permitted. When a quorum is present at any meeting, the vote of the holders of a majority of the Shares present, either in person or by proxy, shall decide any question properly brought before such meeting, except on matters where the Georgia Business Corporation Code requires the vote of the holders of a majority of all outstanding Shares, such as amending the Articles.

     The Board of Directors may, in its discretion, cause to be distributed ratably among the shareholders such portion of the cash available from operations, net profits, capital surplus or assets as it may from time to time deem proper.

     Except as outlined below under "Restriction on Ownership/REIT Qualification," the Shares are freely transferable and there are no conversion, sinking fund, redemption or similar provisions regarding the Shares.

     Restriction on Ownership/REIT Qualification. The Articles contain provisions restricting transfer of Shares and authorizing the directors to call Shares for purchase as appropriate to maintain the Company's qualification as a REIT under the Code. Among the requirements for REIT qualification, the Company must have at least 100 shareholders, and five or fewer individuals may not own directly or indirectly shares of Common Stock and/or Preferred Stock representing in the aggregate 50% or more of the value of the Company. In addition, 95% of the Company's gross annual income must come from qualifying sources, including principally "rents from real property" with the Code specifically excluding from the definition of such term any rents received from any tenant which itself owns, or which is more than 10% owned by any individual who owns, more than 10% of the Shares. The Articles authorize the directors to refuse to transfer Shares and to call for the purchase of Shares so as to prevent concentrations of ownership potentially disqualifying the Company as a REIT or potentially disqualifying income as "rents from real property." The Articles also void any purported transfer of Shares which would result in ownership by less than 100 shareholders, or would result in five or fewer individuals directly or indirectly owning more than 50% of the Company, or would result in any tenant or 10% or more owner of a tenant owning more than 10% of the Company; and further provide that the purported transferee of any such Shares shall be deemed never to have had an interest therein or alternatively shall be deemed to have acquired and to be holding such Shares for and on behalf of the Company. Any call for purchase of any Shares pursuant to the aforesaid provisions of the Articles would most likely be from one or more holders of significant blocks whose concentrated ownership is considered by the directors to threaten the Company's REIT status.

     The ownership limits in the Articles may delay, defer or prevent a change in control of the Company. In addition, the ownership of the Company's assets must comply with certain asset tests that both limit the type of assets it may hold to certain types of real estate and other investment assets and limit the concentration of those assets in otherwise permitted investments.

     Rights Upon Liquidation. In the event of liquidation of the Company, shareholders are entitled to share ratably in the assets available for distribution after payment of all liabilities.

     Transfer Agent and Registrar. SunTrust Bank, Atlanta, Atlanta, Georgia, serves as the Company's Transfer Agent and Registrar. The Common Stock is listed on the NYSE (Symbol: IRT).

PREFERRED STOCK

     No Preferred Stock is currently outstanding. Shares of Preferred Stock may be authorized for issuance and issued by the Board of Directors with such voting powers and in such classes and series, and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof (including conversion into or exchange for Common Stock or other securities of the Company or its subsidiaries), as may be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock; provided, however, that, pursuant to the Company's Articles, no shares of Preferred Stock shall be entitled to more than one vote per share.

          CERTAIN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO REITS

     The provisions of the Code pertaining to REITs are highly technical and complex. The following is a very general summary of certain provisions which currently govern the federal income tax treatment of the Company and its shareholders. For the particular provisions which govern the federal income tax treatment of the Company and its shareholders, reference is made to Sections 856 through 860 of the Code and the Treasury Regulations promulgated thereunder. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY ARISING UNDER FEDERAL LAW AND THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION. FOREIGN INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY INCLUDING THE POSSIBILITY OF U.S. INCOME TAX WITHHOLDING ON COMPANY DISTRIBUTIONS.

     The Company believes that it is organized and has operated and the Company intends to continue to operate, in such a manner as to qualify as a REIT under the Code. Although management of the Company believes it was organized, has operated and is operating in such a manner, no assurance can be given that the Company has so qualified or it will at all times so qualify.

     To qualify as a REIT under the Code for a taxable year, the Company must meet certain organizational and operational requirements, which generally require it to be a passive investor in operating real estate and to avoid excessive concentration of its ownership of capital stock. Generally, for each taxable year, at least 75% of a REIT's gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. In addition, gross income from the sale or other disposition of stock or securities held for less than one year and real property held for less than four years must constitute less than 30% of the gross income of the REIT for each taxable year. At least 75% of the value of the total assets of the Company at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. In addition, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities; except, however, that the Company may own more than 10% of the securities of another qualified REIT.

     So long as the Company qualifies for taxation as a REIT and distributes at least 95% of its REIT taxable income (computed without regard to net capital gain or the dividends paid deduction) for its taxable year to its shareholders, it will generally not be subject to federal income tax with respect to income which it distributes to its shareholders. However, the Company may be subject to federal income tax under certain circumstances, including taxes at regular corporate rates on any undistributed REIT taxable income, the "alternative minimum tax" on its items of tax preference, and taxes imposed on income and gain generated by certain extraordinary transactions. If the Company fails to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company will also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability for the year or years involved. In addition, distributions would no longer be required to be made. To the extent that distributions to shareholders would have been made in anticipation of the Company's qualifying as a REIT, the Company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. The failure to qualify as a REIT also would constitute a default under certain debt obligations of the Company.

     The failure to qualify as a REIT would have a material adverse effect on an investment in the Company as the taxable income of the Company would be subject to federal income taxation at corporate rates, and, therefore, the amount of cash available for distribution to its shareholders would be reduced or eliminated.

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Stock, the distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less) assuming the Common Stock is a capital asset in the hands of the shareholder. In addition, any dividend declared by the Company in October, November or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

                                     EXPERTS

     The financial statements of IRT Property Company listed in the Index to Consolidated Financial Statements appearing in the Company's 1996 Annual Report on Form 10-K and the statements of revenues over specific operating expenses of Market Place Shopping Center and Powers Ferry Plaza for the year ended December 31, 1996 appearing in the Company's Current Report on Form 8-K, dated July 1, 1997, as incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     In addition, the statement of revenues and certain expenses of Greenwood Shopping Center for the year ended December 31, 1996 appearing in the Company's Current Report on Form 8-K, dated July 1, 1997, and incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent public accountants, as in their report with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

     Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Alston & Bird LLP, Atlanta, Georgia.

                                 INDEMNIFICATION

     The Georgia Business Corporation Code (the "GBCC") permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party by reason of his action in such capacity for, or at the request of, such corporation. To the extent that such person is successful in defending any such suit, Georgia law provides that he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees and agents in accordance with the GBCC. Georgia law also provides that, with certain exceptions, the above rights will not be deemed exclusive of other rights of indemnification contained in any Bylaw, resolution or agreement approved by the holders of a majority of the stock. The Company's Bylaws provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents, as well as others serving at their request, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such persons against such liability under the GBCC. The Company has purchased and maintains such insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

===============================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION.

                                  -----------

                                TABLE OF CONTENTS

                                          PAGE

Available Information......................2

Special Cautionary Notice Regarding
   Forward-Looking Statements..............2

Documents Incorporated by Reference........3

The Company................................4

Description of the Plan....................4

Use of Proceeds...........................10

Description of Company Capital Stock......10

Certain Federal Income Tax
   Considerations Applicable to REITs.....11

Experts...................................13

Legal Matters.............................13

Indemnification...........................13

===============================================================================

                               1,000,000 SHARES

                                 IRT PROPERTY
                                   COMPANY

                          DIVIDEND REINVESTMENT PLAN

                                  [IRT LOGO]

                                 COMMON STOCK

                        -----------------------------
                                  PROSPECTUS

                        -----------------------------











                               October 27, 1997
===============================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Estimate of expenses of issuance and distribution

Registration Fee.............                   $ 3,646
Cost of Printing.............                     5,000
Legal Fees...................                     4,500
Accounting Fees..............                     2,500
Blue Sky Fees and Expenses...                         0
New York Stock Exchange Listing                   5,000
Miscellaneous................                       854
         Total...............                   $21,500
                                                =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Georgia Business Corporation Code (the "GBCC") permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party by reason of his or her action in such capacity for, or at the request of, such corporation. To the extent that such person is successful in defending any such suit, Georgia law provides that he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him or her in connection therewith.

         The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees and agents in accordance with the GBCC. Georgia law also provides that, with certain exceptions, the above rights will not be deemed exclusive of other rights of indemnification contained in any Bylaw, resolution or agreement approved by the holders of a majority of the stock. The Company's Bylaws provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents, as well as others serving at their request, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such persons against such liability under the GBCC. The Company has purchased and maintains such insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.


 EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
    4.1       Amended and Restated Articles of Incorporation of IRT Property
              Company (Incorporated by reference from the Company's Quarterly
              Report on Form 10-Q for the quarter ended June 30, 1997,
              Commission File Number 1-7859)

    4.2 By-Laws of IRT Property Company (Incorporated by reference from the Company's Quarterly Report of Form 10-Q for the quarter ended
              March 31, 1995, Commission File Number 1-7859)

    4.3 IRT Property Company's Dividend Reinvestment Plan is set forth in full in the Prospectus included in Part I of this Registration
              Statement

    5.1       Opinion and consent of Alston & Bird LLP

   23.1       Consent of Arthur Andersen LLP

   23.2       Consent of Deloitte & Touche LLP

   23.3       Consent of Alston & Bird LLP (Included in Exhibit 5.1)

   24.1       Powers of Attorney (Included in the signature pages on pages II-4 and II -5)

   99.1       Form of Authorization Card and Form of Nominee Authorization Card



ITEM 17.  UNDERTAKINGS.

   (a)      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, IRT Property Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on the 27th day of October, 1997.

                                                IRT PROPERTY COMPANY

                                           By:  /s/ Thomas H. McAuley
                                              ----------------------------------
                                                    Thomas H. McAuley
                                                      President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS H. McAULEY, W. BENJAMIN JONES III and MARY M. THOMAS, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                        Title                                Date
               ---------                                        -----                                ----

         /s/ Thomas H. McAuley                       President and Director                        October 27, 1997
-----------------------------------------            (Principal Executive Officer)
         Thomas H. McAuley


         /s/ Mary M. Thomas                          Chief Financial Officer, Executive            October 27, 1997
-----------------------------------------            Vice President and Director
         Mary M. Thomas                              (Principal Financial and
                                                     Accounting Officer)


         /s/ Donald W. MacLeod                       Chairman of the Board of                      October 27, 1997
-----------------------------------------            Directors
         Donald W. MacLeod


       /s/ Homer B. Gibbs, Jr.                       Director                                      October 27, 1997
----------------------------------------
       Homer B. Gibbs, Jr.


       /s/ Samuel W. Kendrick                        Director                                      October 27, 1997
----------------------------------------
       Samuel W. Kendrick


       /s/ Bruce A. Morrice                          Director                                      October 27, 1997
----------------------------------------
       Bruce A. Morrice


      /s/ James H. Nobil                             Director                                      October 27, 1997
----------------------------------------
      James H. Nobil


                                INDEX TO EXHIBITS


 EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
 -----------                         ----------------------
    4.1       Amended and Restated Articles of Incorporation of IRT Property
              Company (Incorporated by reference from the Company's Quarterly
              Report on Form 10-Q for the quarter ended June 30, 1997,
              Commission File Number 1-7859)

    4.2 By-Laws of IRT Property Company (Incorporated by reference from the Company's Quarterly Report of Form 10-Q for the quarter ended
              March 31, 1995, Commission File Number 1-7859)

    4.3 IRT Property Company's Dividend Reinvestment Plan is set forth in full in the Prospectus included in Part I of this Registration
              Statement

    5.1       Opinion and consent of Alston & Bird LLP

   23.1       Consent of Arthur Andersen LLP

   23.2       Consent of Deloitte & Touche LLP

   23.3       Consent of Alston & Bird LLP (Included in Exhibit 5.1)

   24.1       Powers of Attorney (Included in the signature pages on pages II-4 and II -5)

   99.1       Form of Authorization Card and Form of Nominee Authorization Card